Exhibit 23.1

                         [Bedinger & Company LETTERHEAD]


Bedinger & Company
1200 Concord Avenue, Suite 250
Concord, California 94520


September 13, 2005


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to use in this Form SB-2 of our report dated December 16, 2004. (except for Note M, which is dated May 20, 2005), relating to the consolidated financial statements of Superclick, Inc. (A Development Stage Company) for the years ended October 31, 2004 and 2003 and for the period from August 24, 2000 (Date of inception) to October 31, 2004 {restated}

We additionally hereby consent to reference Bedinger & Co. under the captions "Experts" and "Summary Consolidated Financial Data" in the prospectus.


                                                /s/ Bedinger & Company
                                                Certified Public Accountants